Exhibit 3.3

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Carlos H. Cascos Secretary of State
Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

Bayshore Industrial, LLC

Filing Number: 801708190

Certificate of Conversion	December 27, 2012

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on April 22, 2015.

Carlos H. Cascos Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: SOS-WEB	TID: 10266	Document: 603108250005

Form 642 (Revised 05/11) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: See instructions	Certificate of Conversion of a Limited Partnership Converting to a Limited Liability Company	This space reserved for office use.

Converting Entity Information

The name of the converting limited partnership is:

Bayshore Industrial, L.P.

The jurisdiction of formation of the limited partnership is:	Texas

The date of formation of the limited partnership is:	09/28/2004

The file number, if any, issued to the limited partnership by the secretary of state is:	800395368

Converted Entity Information

The limited partnership named above is converting to a limited liability company. The name of the limited liability company is:

Bayshore Industrial, LLC

The limited liability company will be formed under the laws of:	Texas

Plan of Conversion

☐	The plan of conversion is attached.

If the plan of conversion is not attached, the following section must be completed.

Alternative Statements

In lieu of providing the plan of conversion, the converting limited partnership certifies that:

1. A signed plan of conversion is on file at the principal place of business of the limited partnership, the converting entity. The address of the principal place of business of the limited partnership is:

1300 McCabe Road	LaPorte	TX	USA	77571

Street or Mailing Address	City	State	Country	Zip Code

2. A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

1300 McCabe Road	LaPorte	TX	USA	77571

Street or Mailing Address	City	State	Country	Zip Code

3. A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Form 642	4

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Certificate of Formation for the Converted Entity

If the converted entity is a Texas limited liability company, the certificate of formation of the Texas limited liability company must be attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐	Attached hereto is a certificate from the comptroller of public accounts that certifies that the converting entity is in good standing for purposes of conversion.

☒	In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code to execute the filing instrument.

Date:	December 27, 2012

Bayshore Industrial GP, L.L.C.

By:
Signature of authorized person (see instructions)

David C. Minc, Vice President, General Counsel, and Secretary
Printed or typed name of authorized person

Form 642	5

TX156BOC - 06/10/2011 CT System Online

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use.

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Bayshore Industrial, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒    A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐    B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street Suite 2900	Dallas	TX	75201-4234
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐    A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒    B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name OR IF ORGANIZATION	M.I.	Last Name	Suffix

Bayshore Industrial GP, L.L.C.
Organization Name

ADDRESS 1300 McCabe Road	LaPorte	TX	USA	77571
Street or Mailing Address	City	State	Country	Zip Code

Form 205	4

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GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Bayshore Industrial LP, L.L.C.
Organization Name

ADDRESS

1300 McCabe Road	LaPorte	TX	USA	77571
Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name

ADDRESS
Street or Mailing Address	City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

1. Bayshore Industrial, LLC is being formed pursuant to a plan of conversion.

2. Bayshore Industrial, LLC at 1300 McCabe Road, LaPorte, TX 77571, was formally known as Bayshore Industrial, L.P., formed on 09/28/2004 in the state of Texas.

Form 205	5

TX060BOC - 06/09/2011 CT System Online

Organizer

The name and address of the organizer:

David C. Minc
Name

3550 West Market Street	Akron	OH	44333
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	December 27, 2012

Signature of organizer

David C. Minc
Printed or typed name of organizer

Form 205	6

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Form 509
(Revised 12/10)

Submit with relevant filing instrument.
Consent to Use
of Similar Name
Filing Fee: None

(1)	Bayshore Industrial GP, L.L.C.
Name of the entity or individual who holds the existing name on file with the secretary of state consents to the use of

(2)	Bayshore Industrial, LLC
Proposed name

as the name of a filing entity or foreign filing entity in Texas for the purpose of submitting a filing instrument to the secretary of state. This consent does not authorize the use of the similar name in violation of a right of another under the Trademark Act of 1946, as amended (15 U.S.C. Section 1051 et seq.); Chapter 16 or 71, Business & Commerce Code; or common law.

(3)	The undersigned certifies to being authorized by the holder of the existing name to give this consent. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	December 27, 2012

By:	Bayshore Industrial GP, L.L.C.
Name of existing entity, if any (type or print)

0800395370
File number of existing entity, if any

Signature of Authorized Person

David C. Minc
Name of Authorized Person (type or print)

Vice President, General Counsel and Secretary
Title of Authorized Person, if any (type or print)

Form 509	2

TX130 - 01/25/2011 CT System Online